UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2011

DJSP ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	001-34149	98-0667099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 South Pine Island Road, Suite 400 Plantation, Florida	33324
(Address of Principal Executive Offices)	(Zip Code)

(954) 233-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.

DJSP Enterprises, Inc. (the “Company”) has determined in connection with the preparation of its financial statements for the year ended December 31, 2010 that, as a result of developments impacting the Company’s business and the Company’s primary client, it will record a non-cash impairment charge in such financial statements resulting from a reduction in the net carry value of certain of its assets, including its property and equipment and accounts receivable.  These developments were previously reported on Forms 6-K and 8-K from the period October 15, 2010 through the present.  The Company is unable to make a determination of an estimate of the amount of the impairment charge (other than that it may be significant) at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DJSP Enterprises, Inc.
(Registrant)

Date April 6, 2011	By	/s/ Stephen J. Bernstein
Stephen J. Bernstein, President and Chief Executive Officer